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                                                                    Exhibit 4.7




                              ASSIGNMENT AGREEMENT


  THE BANK OF NEW YORK, a New York banking corporation, solely as trustee under the Note Indenture hereinafter referred to and not in its individual capacity, having an address at 101 Barclay Street, New York, New York 10286 (the "Assignor"), for valuable consideration, the receipt and sufficiency of which is hereby acknowledged, hereby assigns and transfers to THE BANK OF NEW YORK, in its capacity as trustee under the Bond Indenture hereinafter referred to (the "Assignee"), and not in its individual capacity, for the benefit of the holders of certain bonds (collectively the "Bonds") issued under and pursuant to a Collateral Trust Indenture (the "Bond Indenture"), dated as of _______________, 1994, between The Bank of New York (the "Bond Trustee"), a New York banking corporation, solely as Bond Trustee and not in its individual capacity, and FGHK, Inc., the issuer of such Bonds, all of Assignor's rights and interest, in, to and under (a) a certain Trust Indenture, Assignment of Lease and Rents and Security Agreement, dated as of December 15, 1993, as the same may be from time to time supplemented, amended, modified or restated (the "Note Indenture"), between [Shawmut Bank Connecticut, National Association,] [Society National Bank] not in its individual capacity, except as expressly provided therein, but solely as owner trustee under the Trust Agreement [1993 - _____], dated as of December 15, 1993 (the "Owner Trustee") and Assignor; (b) that certain mortgage or deed of trust or deed to secure debt (the "Mortgage") which encumbers the land described in Exhibit A attached hereto (the "Premises") which was recorded on ______________, 1993 in Book _____, at Page _____; (c) that certain Assignment of Rights which relates to the Premises which was recorded on ________, 1993 in Book _____, at Page _____, as the same may be from time to time amended or modified, (the "Assignment of Rights") including, without limitation, the rights and interest of Assignor under the Assignment of Rights to (i) the Lease and all sums now or hereafter payable to the Assignor with respect thereto, including, without limitation, (I) all amounts of Rent, payments pursuant to Article 22 of the Lease, the Note Indenture Estate and the other Granting Clause Documents and (II) all rights of the Owner Trustee, now existing or hereafter arising, to exercise any election or option or to make any decision or determination or to give or receive any notice, consent, waiver or approval or to take any other action under or in respect of any Granting Clause Document (other than Excepted Rights), as well as all rights, powers and remedies on the part of the Owner Trustee, now existing or hereafter arising and whether arising under any Granting Clause Document or by statute or at law or equity or otherwise, arising out of any Event of Default (other than Excepted Rights); and (ii) all rents (including Rent, but excluding Excepted Payments), issues, profits, products, revenues and other income of all property from time to time subjected to
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the lien and security interest of the Mortgage or the Note Indenture, and all right, title and interest of every nature whatsoever of the Assignor, now existing or hereafter arising, in and to the same and every part thereof (except for Excepted Rights and Excepted Payments); and (d) that certain Option to Lease which was recorded on _____________ , 1993 in Book ____, at Page ____ (except for Excepted Rights and Excepted Payments); and all proceeds of the foregoing (the documents referred to in (a) through (d) above are collectively referred to herein as the "Loan Documents"), including all rights of the Assignor under the Loan Documents to exercise any election or option, to give or receive any notice, consent, waiver or approval or to direct any action to be taken thereunder by the Assignor all to the extent that the Assignor is then entitled to effect each of such rights under the Note Indenture.

  This Assignment is made as collateral security for the Bonds. All capitalized terms not otherwise defined herein shall have the meaning ascribed to them in the Note Indenture.

  Neither this Assignment, nor any action or inaction on the part of Assignee shall, without the prior written consent of Assignee, constitute an assumption on its part of any obligation under the Loan Documents; nor shall Assignee have any obligation to make any payment to be made by Assignor under the Loan Documents.

  Assignor shall take all action it may from time to time be requested by Assignee to take, as required by the terms of the Note Indenture. Assignor shall remain liable to perform all of its obligations under the Note Indenture.

  Assignor covenants that so long as this Assignment shall remain in effect it will not assign or encumber, to anyone other than Assignee, the whole or any part of the claims and rights hereby assigned, and that it will not, except as otherwise specifically provided in the Note Indenture, without the prior written approval of Assignee, amend, modify, release or cancel the Loan Documents, accept the termination thereof, give any consent or waiver to make any acceptance or rejection thereunder, or take or omit to take any action, to the extent any of the foregoing might result in an alteration or impairment of the lien of such Loan Documents or this Assignment or any of the rights created by either of such instruments.

  Notwithstanding anything in this Assignment to the contrary, (a) the Assignee shall be subject to all limitations and restrictions applicable to it, as Bond Trustee, to the bond holders, or otherwise under the Bond Indenture, (b) this Assignment and the rights of Assignee hereunder are subject to





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the terms and conditions of the Note Indenture, and (c) all sums received by the Assignee which constitute Rent, payments pursuant to Article 22 of the Lease, insurance proceeds and condemnation, requisition and other awards and payments of any kind for or with respect to any part of the Lease, or otherwise under any Operative Document, shall be solely and exclusively paid and applied, and remitted to the respective party, for the purpose and in the manner and order of priority as set forth in Article 4 of the Note Indenture. Consistent with the foregoing, each of FGHK, Inc., the Assignor and the Assignee hereby acknowledges for itself and on behalf of the Noteholders and the holders of the Bonds that the obligations of the Owner Trustee to make payments of principal, interest or premium on the Notes issued pursuant to the Note Indenture shall be deemed satisfied and discharged (i) to the extent of monies received by the Assignee as Rent or otherwise pursuant to the Note Indenture or this Assignment (other than Excepted Payments) and (ii) to the extent such monies would be available to make such payments on the Notes if such monies were applied pursuant to Article 4 of the Note Indenture (and regardless of whether such monies are in fact so applied). For the purposes of this paragraph, the Owner Trustee shall be deemed to be a third-party beneficiary and the parties hereto agree and acknowledge that the provisions of this Assignment shall in no event be modified or amended without the prior written consent of the Owner Trustee so long as it is the Owner Trustee under the Trust Agreement and it has not conveyed all of the interest in the Premises it holds on the date hereof.

  This Assignment shall terminate, without further act, upon payment in full of the principal of, and interest and premium, if any, on, (i) the Notes or, if earlier, (ii) the Bonds and any other indebtedness secured by the Bond Indenture. Assignee, at Assignor's sole cost and expense, will execute and deliver such instruments as Assignor may reasonably request to further evidence such termination.

  This Assignment shall be governed by and construed in accordance with the laws of the State of New York without regard to its principles of conflicts of law.

  This Assignment shall be binding upon Assignor and its successors and assigns, and shall inure to the benefit of Assignee and its successors and assigns.





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  IN WITNESS WHEREOF, Assignor has caused this Assignment to be executed by its officers thereunto duly authorized as of the ___ day of _________________, 1994.


ATTEST:        THE BANK OF NEW YORK, not in its
            individual capacity but solely as
            Note Trustee

          By: ___________________________
            Name:
            Title:


AGREED AND CONSENTED TO BY:

FGHK, INC.


By:_____________________________
   Name:
   Title:


[Shawmut Bank Connecticut, National Association]
[Society National Bank], not in its individual capacity but solely as Owner Trustee


By:_____________________________
   Name:
   Title:


THE BANK OF NEW YORK, not in its
individual capacity but solely as
BOND TRUSTEE


By:_____________________________
   Name:
   Title:


FGHK, Ltd., A Wyoming Limited
Liability Company
By: Pine Street Capital Corporation,
     as Manager


By:_____________________________
   Name:  James R. Greene
   Title: President





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